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                                                                    EXHIBIT 23.2


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chiron 1991 Stock Option Plan of our report dated February 25, 1994, with respect to the consolidated statements of operations, stockholders' equity and cash flows and schedule of Chiron Corporation for the year ended December 31, 1993 included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

San Francisco, California
August 15, 1996